Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated March 30, 2017 with respect to the audited consolidated financial statements of TDH Holding, Inc. and Subsidiaries for the years ended December 31, 2016 and 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com Houston, Texas March 30, 2017